Exhibit 1
Monthly Data for August 2007
NIS GROUP CO., LTD.
(TSE:8571; NYSE:NIS)
The figures herein are based on Japanese GAAP, are unaudited, and may be subject to revision.

NIS Group’s Main Operating Assets (Consolidated)
<Credit-related>
(Millions of yen)

	2007/6			2007/7			2007/8
		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %
Balance of loans receivable	244,200	2.3	(8.1)	242,897	(1.9)	(8.6)	239,175	(1.5)	(10.0)
Secured loans	127,051	23.3	(11.8)	129,214	15.0	(10.3)	129,625	19.6	(10.0)
SME loans	78,632	(13.4)	(5.9)	76,299	(15.8)	(8.7)	73,119	(19.6)	(12.5)
Consumer loans	32,542	(22.3)	(6.9)	31,546	(23.5)	(9.8)	30,535	(24.5)	(12.7)
Other loans	5,972	89.1	82.9	5,836	76.4	78.7	5,894	98.4	80.5

* The balance of loans receivable includes bankrupt, delinquent and doubtful loans receivable.

* Secured loans include off-balance-sheet loans receivable as a result of securitization.

(Millions of yen)

	2007/6			2007/7			2007/8
		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %
Assets held for leases and installment loans	10,732	14.3	(2.1)	10,732	16.9	(2.1)	10,672	10.5	(2.6)

* Installment loans exclude unearned revenue from installment loans.

(Millions of yen)

	2007/6			2007/7			2007/8
		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %
Guaranteed borrowings and accounts receivable	16,839	17.8	(3.2)	16,977	16.4	(2.4)	16,472	11.2	(5.3)

* The balance of guaranteed borrowings and accounts receivable includes accured interest.

* The balance of guaranteed borrowings and accounts receivable excludes reserve for guarantee losses.

(Millions of yen)

	2007/3			2007/4			2007/5
		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %
Overseas (non-Japan) operating assets	5,823	—	43.3	6,855	724.9	68.7	7,840	760.6	92.9

* The balance sheet date of Nissin Leasing (China) and its consolidated subsidiaries is the end of December. As a result, the figures are consolidated on a 3-month delayed basis.

(Reference)								(Millions of yen)

	2007/6			2007/7			2007/8
		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %
Overseas (non-Japan) operating assets	11,281	—	76.7	12,424	—	94.6	13,692	—	114.5

NIS Group’s Main Operating Assets (Consolidated)
<Principal-related>
(Millions of yen)

	2007/6			2007/7			2007/8
		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %
Real estate for sale in the servicing business and real estate for sale and real estate under construction for sale in the real estate business	57,378	90.7	19.4	56,344	80.3	17.3	56,573	73.6	17.8
(Millions of yen)

	2007/6			2007/7			2007/8
		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %
Purchased loans receivable	29,631	11.8	(14.8)	31,384	10.9	(9.8)	35,535	26.4	2.1
(Millions of yen)

	2007/6			2007/7			2007/8
		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %
Investment securities	33,214	(3.8)	(7.8)	32,233	5.6	(10.5)	30,572	(2.8)	(15.1)
Listed companies & Non-listed companies	29,431	(13.7)	(8.6)	28,462	(5.5)	(11.6)	26,812	(13.4)	(16.7)
Affiliates accounted for under the equity method	3,781	862.1	(0.1)	3,769	881.5	(0.4)	3,757	891.3	(0.7)
Others	1	(95.2)	(96.2)	1	(96.7)	(96.2)	1	(99.1)	(96.2)
Difference between market value and book value	(1,324)	—	—	(3,198)	—	—	(4,738)	—	—

*	Listed investment securities are included at market value.

*	Deemed securities are included.

Delinquent Loans by Default Days (Non-Consolidated)

As of August 31, 2005	(Millions of yen)

	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total		Loans
	Amount	%	Amount	%	Amount	%	Amount	%	receivable
Secured loans	6	0.02	2	0.01	459	1.72	467	1.76	26,652
SME loans	689	0.83	638	0.77	3,130	3.77	4,458	5.36	83,113
Business Assist loans	450	0.76	461	0.78	2,663	4.49	3,575	6.03	59,259
Business Timely loans	238	1.00	177	0.74	467	1.96	882	3.70	23,854
Consumer loans (Smart Assist loans)	330	0.73	254	0.56	1,491	3.31	2,076	4.61	45,092
Others	40	1.26	37	1.16	122	3.80	199	6.22	3,209

Total	1,066	0.67	932	0.59	5,203	3.29	7,202	4.56	158,068

As of August 31, 2006	(Millions of yen)

	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total		Loans
	Amount	%	Amount	%	Amount	%	Amount	%	receivable
Secured loans	12	0.01	6	0.01	1,020	0.98	1,040	1.00	104,211
SME loans	948	1.16	823	1.01	3,830	4.70	5,602	6.88	81,458
Business Assist loans	653	1.18	607	1.09	3,141	5.66	4,402	7.92	55,549
Business Timely loans	295	1.14	216	0.83	689	2.66	1,200	4.63	25,908
Consumer loans (Smart Assist loans)	320	0.84	253	0.67	1,333	3.50	1,907	5.01	38,064
Others	64	2.02	43	1.37	156	4.88	264	8.28	3,201

Total	1,345	0.59	1,128	0.50	6,341	2.79	8,815	3.88	226,934

As of August 31, 2007	(Millions of yen)

	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total		Loans
	Amount	%	Amount	%	Amount	%	Amount	%	receivable
Secured loans	25	0.02	842	0.63	2,076	1.55	2,944	2.20	133,953
SME loans	837	1.30	1,084	1.68	6,452	9.99	8,373	12.97	64,584
Business Assist loans	526	1.26	787	1.89	5,630	13.49	6,944	16.64	41,740
Business Timely loans	310	1.36	296	1.30	821	3.59	1,428	6.26	22,843
Consumer loans (Smart Assist loans)	394	1.35	254	0.87	1,586	5.43	2,235	7.65	29,220
Others	51	2.42	40	1.91	163	7.66	255	11.98	2,131

Total	1,308	0.57	2,221	0.97	10,278	4.47	13,809	6.01	229,889

*	“Others” include discount notes and unguaranteed consumer loans (First Plan loans).

*	Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable of each product.

*	Secured loans include off-balance-sheet loans receivable as a result of securitization.

Month-End Breakdown of Borrowings and Borrowing Rates
(Non-Consolidated)

Borrowings by lender	(Millions of yen)

	2006/8		2007/8		2007/3
	Amount	%	Amount	%	Amount	%
Indirect	143,475	60.83	120,963	44.64	143,124	52.58
Bank	97,100	41.17	102,423	37.80	88,705	32.59
Non-life insurance companies	2,886	1.22	2,100	0.77	2,199	0.81
Other financial institutions (including securities companies)	43,487	18.44	16,440	6.07	52,220	19.19
Direct*	92,394	39.17	150,020	55.36	129,057	47.42

Total	235,869	100.00	270,983	100.00	272,182	100.00

Borrowings by maturity	(Millions of yen)

	2006/8		2007/8		2007/3
	Amount	%	Amount	%	Amount	%
Short-term borrowings	69,416	29.43	42,225	15.58	75,084	27.59
Long-term borrowings*	166,452	70.57	228,758	84.42	197,097	72.41
Long-term borrowings due within 1 year	51,873	21.99	97,513	35.98	77,557	28.49
Long-term borrowings due over 1 year	114,579	48.58	131,245	48.43	119,540	43.92

Total	235,869	100.00	270,983	100.00	272,182	100.00

Borrowing rates	(%)

	2006/8	2007/8	2007/3
Indirect	1.53	1.84	1.75
Bank	1.49	1.79	1.59
Non-life insurance companies	1.72	1.77	1.53
Other financial institutions (including securities companies)	1.60	2.15	2.03
Direct*	0.94	2.08	1.65

Total	1.30	1.97	1.70

*	Figures include ¥33.8 billion of funds procured as a result of securitization.

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